Exhibit 5.2

DLA Piper Nederland N.V.
Amstelveenseweg 638
1081 JJ Amsterdam
P.O. Box 75258
1070 AG Amsterdam
The Netherlands
T +31 20 541 9811
F +31 20 541 9997
W www.dlapiper.nl

Strictly Personal & Confidential	Your Ref:

Attn:	Our Ref:
WPC Eurobond B.V.		LHA/MJE/343250/6
Strawinskylaan 741		NLM/9593445.4
Tower C - 7th Floor
1077 XX Amsterdam
The Netherlands
19 September 2019
By email only

Re:	LEGAL OPINION - WPC EUROBOND B.V. - u.s. securities and exchange commission ("sec") filing

Dear Madam/Sirs

1.	INTRODUCTION

1.1	We act as legal adviser (advocaat) under Netherlands Law (as defined below) to the Company (as defined below) in connection with the Agreements (as defined below) and filing of the 8-K Form (as defined below) with the SEC relating to the registration of, inter alia, debt securities to be issued in one or more series pursuant to the Indenture (as defined below) (the "Registration"). This opinion supplements our opinion, dated 9 August 2019, previously filed as Exhibit 5.2 to the automatic shelf registration statement on Form S-3 (File No. 333-233159) prepared and filed by the Company with the SEC on 9 August 2019.

1.2	Capitalised terms used in this legal opinion have the meanings ascribed to such terms in the Annex or this legal opinion.

2.	APPLICABLE LAW

2.1	This legal opinion is limited to Netherlands Law in effect as at the date of this opinion and is, together with all terms used in it, to be construed in accordance with Netherlands Law. We do not express any opinions (factual or legal) on any matters not expressly set out in this legal opinion.

2.2	This legal opinion may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Netherlands law.

advocaten

notarissen

belastingadviseurs

DLA Piper Nederland N.V. is registered with the Trade Register of the Chamber of Commerce under number 34207878.

DLA Piper Nederland N.V. is part of DLA Piper, a global law firm, operating through various separate and distinct legal entities.

A list of offices and regulatory information can be found at www.dlapiper.com.

NL switchboard:

+31 20 541 9888

Continuation 2

3.	DOCUMENTS AND CONFIRMATIONS FORMING THE BASIS OF THE LEGAL OPINION

3.1	We have examined prints of electronic copies of the following Documents for purposes of the issue of this legal opinion:

3.1.1	The 8-K Form;

3.1.2	The Agreements;

3.1.3	The Company’s deed of incorporation dated on the date specified in the Excerpt;

3.1.4	The Excerpt;

3.1.5	The Resolutions; and

3.1.6	The Power of Attorney as included in the Resolution of the managing board of the Company.

3.2	In addition, we have received the Confirmations and have relied on the confirmations contained in the Resolutions.

3.3	Our examination has been limited to the literal text of the Documents and we have not had regard to any matters not expressly set out in the Documents.

4.	ASSUMPTIONS

For the purpose of the legal opinions expressed herein, we have assumed:

4.1	that all copy Documents received by us are (and their content is) correct and complete and conform to the original Documents in all respects;

4.2	that the Agreements have been (or will have been) entered into in the form referred to in paragraph 3;

4.3	the genuineness and completeness of all signatures on the Documents received by us, such signatures being the signatures of the relevant individuals concerned;

4.4	that the Agreements have been (or will have been) signed on behalf of the Company by (i) jointly authorised managing directors of the Company specified in the Excerpt and the articles of association of the Company or (ii) an attorney under the Power of Attorney;

4.5	that the Resolutions were duly adopted and remain in full force without modification;

4.6	that no works council exists whose advice needs to be sought in relation to the entry into by the Company of the Agreements;

4.7	that the Power of Attorney remains in force without modification and under any applicable law other than Netherlands Law, it validly authorises the relevant persons to represent the Company;

4.8	that no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the relevant Agreements on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney;

4.9	that all parties to the Agreements (other than the Company) have been duly incorporated, validly exist, have the corporate power to enter into and perform the Agreements, have validly signed and entered into the Agreements and have obtained all required consents, licenses, approvals, registrations and other authorisations for purposes of their entry into and performance of the Agreements;

4.10	that, upon execution by all parties thereto, the relevant Agreements, under the laws of the State of New York, constitute legal, valid and binding obligations of the parties thereto that are enforceable against those parties in accordance with their terms;

4.11	that all Confirmations (as well as all confirmations included in the Resolutions) are true and correct.

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5.	LEGAL OPINIONS

Based upon a review of the Documents and a consideration of the Confirmations (as well as the confirmations in the Resolutions), and subject to the assumptions and qualifications referred to in paragraphs 4 and 6 respectively and any matters not disclosed to us, we are of the following legal opinion:

5.1	The Company has been incorporated and exists as a legal entity in the form of a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

5.2	The Company has the corporate power to enter into the Agreements and perform its obligations thereunder.

5.3	The Company has taken all necessary corporate action to authorise the entry into of the Agreements and the performance by the Company of its obligations thereunder.

5.4	The Agreements have been validly signed on behalf of the Company.

5.5	The execution, delivery, and performance by the Company of the Agreements will not violate the articles of association of the Company or any provisions of Netherlands Law to the extent that such violations would make the Agreements void or subject them to nullification or avoidance.

5.6	The choice of the laws of the State of New York as the laws governing the Agreements is recognised and Netherlands Law does not restrict the validity and binding effect on and enforceability against the Company of the Agreements.

5.7	A judgement in a civil or commercial matter rendered by a court of the State of New York cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such matter rendered by a court of the State of New York that is enforceable in the State of New York and files his claim with a Netherlands court with jurisdiction, the Netherlands court will generally recognise and give effect to the judgment insofar as it finds that (a) the jurisdiction of the court has been based on an internationally generally accepted ground, (b) proper legal procedures have been observed, (c) the judgment does not contravene Netherlands public policy, and (d) the judgment is not irreconcilable with a judgment of a Netherlands court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

5.8	The validity, binding effect and enforceability against the Company of the submission to the jurisdiction of the courts of the State of New York in the Agreements is most likely governed by the laws of the State of New York (and not restricted) by Netherlands law.

Without detracting from the generality of paragraph 2 and save as otherwise expressly provided herein, we do not give any legal opinion on tax, competition or anti-trust, works council, ranking and subordination or in rem matters.

6.	QUALIFICATIONS

The legal opinions that are given in this legal opinion are subject to the following qualifications:

6.1	The legal opinions may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments or emergency measures, insolvency proceedings (including Insolvency Proceedings), rules relating to conflicts of rights between creditors, intervention measures in relation to financial enterprises or their affiliated entities and other or similar laws of general application now or hereafter in effect.

6.2	Notwithstanding the recognition of the laws of the State of New York as the laws governing the Agreements:

6.2.1	such law may be refused to the extent that it is manifestly incompatible with the public policy (openbare orde) of the Netherlands; and

6.2.2	the Dutch courts must give effect to mandatory rules of Netherlands Law if such rules must be applied whatever the chosen law; and

6.2.3	when applying the laws of the State of New York the Dutch courts might give effect to mandatory rules of law of another country with which the situation concerned has a close connection if - and insofar as - under the law of the latter country such rules must be applied whatever the chosen law; and

6.2.4	regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

Continuation 4

6.3	Enforcement by the courts of the Netherlands is subject to the Netherlands rules of civil procedure. In addition the enforceability of the Agreements may be restricted by any applicable (international) sanctions, including, without limitation, the Sanctions Act (Sanctiewet).

6.4	Although, pursuant to the provisions of the 2007 Trade Register Act (Handelsregisterwet 2007) a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of its incorrectness or incompleteness (subject to limited exceptions) an extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. In addition, any relevant confirmations obtained as part of the Confirmations do not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.5	In respect of any trusts which are party to any of the Agreements, such trusts will only be recognised if the Trust Convention applies to such trusts.

6.6	If any legal act (rechtshandeling) performed by a Dutch legal entity exceeds such entity's objects or is not in such entity's interest, such legal act may, apart from exceeding such entity's corporate power, be in violation of its articles of association and be nullified by it if the other party or parties to the act knew or should have known that the legal act is not in the entity's interest.

7.	CONFIDENTIALITY AND RELIANCE

7.1	This legal opinion is given for the benefit of the persons to whom it is addressed in their respective capacities as stated (to the exclusion of all other persons), and may be relied upon solely for purposes of the Agreements. It (i) may not be provided to or relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent having been obtained in advance and (ii) should at all times be kept strictly confidential.

7.2	Notwithstanding paragraph 7.1, a copy may, solely for the purpose of the Registration, be attached to the 8-K Form as an exhibit.

7.3	Notwithstanding paragraph 7.1, this opinion letter may be relied upon by DLA Piper LLP (US) for the purpose of its legal opinion in connection with the Registration.

7.4	We consent to the filing of this legal opinion with the SEC as an exhibit to the 8-K Form and to the reference to our firm in the prospectus supplement dated 12 September 2019 relating to the issuance of a series of senior notes pursuant to the Indenture under the heading “Legal Matters”. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act of 1933, as amended, or under any rules and regulations promulgated by the SEC.

Continuation 5

Annex

"8-K Form" means a current report on 8-K Form (excluding any documents incorporated by reference in it or any exhibits to it, other than the relevant Agreements) to be filed with the SEC on or about 19 September 2019 relating to the Registration;

"Agreements" means:

a)	a supplemental indenture between the Company as issuer, W.P. Carey Inc. as guarantor and U.S. Bank National Association as trustee dated as of 19 September 2019 in relation to the indenture between (1) the Company as issuer, (2) W. P. Carey Inc. as guarantor and (3) U.S. Bank National Association as trustee dated as of 8 November 2016 (the "Indenture"); and

b)	the global note between the Company as issuer and U.S. Bank National Association as trustee dated 19 September 2019;

"Company" means WPC Eurobond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and having its address at Strawinskylaan 741, Toren C, 7th Fl, 1077 XX Amsterdam, the Netherlands and registered with the Chamber of Commerce under number 67078028;

"Confirmations" means a:

(a)	telephonic confirmation from the Chamber of Commerce that the Excerpt is complete and up to date;

(b)	(telephonic) confirmation (i) from the court registry of the District Court of the place where the Company has it seat, derived from that Court’s Insolvency Register and (ii) through www.rechtspraak.nl derived from the segment for EU registrations of the Central Insolvency Register (in both cases) that the Company is not registered as being subject to Insolvency Proceedings; and

(c)	confirmation through eeas.europa.eu/cfsp/sanctions/connsol-list_en.htm that the Company is not included on any Sanctions List;

"Documents" means each of the documents referred to in paragraph 3.1 which have been reviewed by us;

"Excerpt" means the electronically certified extract from the Trade Register in respect of the Company provided by the Chamber of Commerce and dated 19 September 2019;

"Insolvency Proceedings" means any proceedings as defined in Article 2 paragraph 4 of EU Council Regulation (EC) No. 848/2015 of 20 May 2015 on insolvency proceedings;

"Netherlands" means the European part of the Kingdom of the Netherlands;

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"Netherlands Law" means the laws of the Netherlands which are directly applicable and as they exist and are interpreted at the date of this legal opinion;

"Power of Attorney" means a written power of attorney in favour of Gregory Mark Butchart, ToniAnn Sanzone and Saskia Frederika Karlijn Winkes, as included in the Resolution of the managing board of the Company granted by the Company in relation to its entry into of the Agreement;

"Resolutions" means:

(a)	a written resolution of the managing board of the Company, dated 9 September 2019; and

(b)	a written resolution of the general meeting of shareholders of the Company, dated 9 September 2019;

"Sanctions List" means each list referred to in:

(a)	Article 2(3) of Council regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view of combating terrorism;

(b)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain restrictive measures directed against certain persons and entities associated with Usama bin Laden, the Al-Qaida network and the Taliban, and repealing Council regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial sources in respect of the Taliban of Afghanistan; or

(c)	Article 1(1) of the Council Common Position 2001/931 of 27 December 2001 on the application of specific measures to combat terrorism; and

"Trust Convention" means the Convention on the Law applicable to Trusts and their Recognition 1985.

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Yours faithfully

/s/ Gerard Kneppers	/s/ Lex Oosterling
Gerard Kneppers	Lex Oosterling
Advocaat - Partner	Advocaat - Partner
DLA Piper Nederland N.V.	DLA Piper Nederland N.V.

Direct +31 20 541 9811	Direct +31 20 541 9948

gerard.kneppers@dlapiper.com	lex.oosterling@dlapiper.com